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                  U.S. Securities and Exchange Commission

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 9, 1996 (July 1, 1996)

                          SIGMA ALPHA GROUP, LTD.
                          _______________________
            (Exact name of Registrant as specified in charter)

Delaware                         33-90344                  23-2498715
(State or other jurisdiction     (Commission              (IRS Employer
 of incorporation)                File Number)             Identification No.)

1341 North Delaware Avenue, Philadelphia, Pennsylvania  19125
_________________________________________________________________
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (215)-425-8682

_________________________________________________________________
(Former Address)                                       (Zip Code)




















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Item 5.  Other Events

     The expiration date of Warrant WA5 issued to Midwest Financial Consultants Corporation ("Midwest") representing Midwest's right to purchase an aggregate of 1,666,667 shares of the common stock of Sigma Alpha Group Ltd. (the "Company") has been extended from June 30, 1996 to August 31, 1996. Prior to the expiration date Midwest exercised warrants for 380,000 shares of the Company's common stock. Accordingly, Midwest may exercise its right to purchase the 1,286,667 share balance of common stock issuable upon full exercise of Warrant WA5 by arranging for the payment of $2.50 per share to be made to the Company on or before August 31, 1996. All other terms, rights, privileges and conditions associated with Warrant WA5 remain the same as described in the Company's February 21, 1996 Prospectus. Warrant WA4 representing the right to purchase 400,000 shares of the Company's common stock which shares were included in the February 21, 1996 Prospectus was previously exercised in full.












































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                                    Signatures
                                    __________


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SIGMA ALPHA GROUP, LTD.
                                                  (Registrant)

July 10, 1996

                                                 By: s/ Scott A. McPherson
                                                    __________________________
                                                    Scott A. McPherson
                                                    Principal Financial Officer